                                                                     EXHIBIT 5.1
                   [LETTERHEAD OF GERRISH & MCCREARY, P.C.]
                               Washington Square
                      222 Second Avenue North, Suite 424
                          Nashville, Tennessee  37201
                          Telephone:  (615) 251-0900
                          Telecopier: (615) 251-0975

                                January 29, 1999



Heritage Financial Corporation
201 5th Avenue S.W.
Olympia, WA 98501

Re:  Legality of Securities to be Issued

Ladies and Gentlemen:

     We have acted as your counsel in connection with the registration by Heritage Financial Corporation (the "Company") under the Securities Act of 1933, as amended (the "Act"), of up to 461,125 shares of the Company's Common Stock, no par value (the "Shares"), to be issued by the Company pursuant to the exercise of options or awards under the Company's 1998 Stock Option and Restricted Stock Award Plan ("Options"). The shares will be sold in the manner set forth in the Registration Statement on Form S-8 ("Registration Statement") that is being filed under the Act with respect to the offering of the shares.

     In connection with the offering of the shares, we have examined (1) the Company's Restated Articles of Incorporation and amendments filed thereto, (2) the Registration Statement, (3) the Company's 1998 Stock Option and Restricted Stock Award Plan (the "Plan"), and (4) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact independently established, we have relied upon statements of officers of the Company.

     Based on this examination, we advise you that, in our opinion, the shares to be issued upon exercise of Options have been duly authorized and, when issued by the Company in the manner described in the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Washington and we express no opinion as to the effect of the laws of any other jurisdiction.

Heritage Financial Corporation
January 29, 1999
Page Two


     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the prospectus delivered pursuant to Form S-8 to this firm under the caption "Legal Matters" as having passed upon the validity of the shares. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.

                                       Very truly yours,

                                       /s/ Gerrish & McCreary, P.C.